Federal Home Loan Bank of Des Moines
announcement

November 10, 2016

FHLB Des Moines Releases 2016 Director Election Results

On November 9, 2016, the Board of Directors of FHLB Des Moines certified the results of the 2016 Member and Independent Director Elections. We are pleased to announce the director terms commencing January 1, 2017.

Member Director Election Results

Oregon - 1 seat available

Number of institutions eligible to vote:	44
Number of institutions who voted:	31
Total eligible votes per candidate:	348,599

Total Votes	Robert A. Stuart, President and CEO	Elected – 4 year term
158,582	OnPoint Community Credit Union	01/01/17 – 12/31/20
Portland, OR

Total Votes	Roger S. Busse, CEO
97,594	Pacific Continental Bank
Eugene, OR

Washington - 1 seat available (No Election)

J. Benson Porter, President and CEO	Elected – 4 year term
Boeing Employees' Credit Union	01/01/17 – 12/31/20
Tukwila, WA

On September 28, 2016, J. Benson Porter was declared elected by the FHLB Des Moines to the Bank’s board in accordance with Federal Housing Finance Agency regulations to a four-year term commencing January 1, 2017. The one directorship in Washington was filled without an election because Mr. Porter was the only nominee.

Independent Director Election Results

District-wide - 2 total seats available

Independent Director - 1 seat available

Number of institutions eligible to vote:	1,445
Number of institutions who voted:	402
Total eligible votes per candidate:	11,889,518

Total Votes	Ruth B. Bennett, Principal	Elected – 4 year term
3,461,311	RB Bennett Enterprises LLC	01/01/17 – 12/31/20
29.11%	Vancouver, WA

Public Interest Director (PID) - 1 seat available

Number of institutions eligible to vote:	1,445
Number of institutions who voted:	405
Total eligible votes per candidate:	11,889,518

Total Votes	John F. Kennedy, Sr., President and CEO	Elected – 4 year term
3,576,986	St. Louis Equity Fund, Inc.	01/01/17 – 12/31/20
30.09%	St. Louis, MO